SUBORDINATION AGREEMENT
                             -----------------------


      This Subordination Agreement (this "Agreement") is entered into as of November 7, 2002, by and among WELLS FARGO ENERGY CAPITAL, INC., a Texas corporation (the "Subordinated Lender"), WELLS FARGO BANK TEXAS, N.A., a national banking association ("Administrative Agent"), QUEST RESOURCE CORPORATION, a Nevada corporation ("Borrower"), and QUEST OIL & GAS CORPORATION, Kansas corporation, PONDEROSA GAS PIPELINE COMPANY, INC., a Kansas corporation, and STP CHEROKEE, INC., an Oklahoma corporation (individually, a "Guarantor" and a "Credit Party" and collectively with Borrower, the "Credit Parties").

                                    RECITALS
                                    --------

      WHEREAS, Administrative Agent, and the Banks named therein as party thereto (collectively "Senior Lender") and the Credit Parties have entered into that certain Credit Agreement dated as of even date herewith (as same may be hereafter renewed, extended, amended, or restated from time to time not in violation of the terms of this Agreement, the "Senior Credit Agreement"); and

      WHEREAS, it is proposed that Borrower and Subordinated Lender enter into that certain Credit Agreement dated of even date herewith (as renewed, extended, amended, or restated from time to time, the "Subordinated Credit Agreement"), to provide Borrower with up to $20,000,000 subordinated revolving line of credit to refinance existing debt of the Borrower, Ponderosa Gas Pipeline Company, Inc., Quest Oil & Gas Corporation and STP Cherokee, Inc., and to fund development and acquisition activities of the Borrower and such other entities; and

      WHEREAS, in order to induce Senior Lender to consent to Borrower incurring subordinated secured indebtedness, Subordinated Lender has agreed to limit its rights to receive payments from Borrower on the terms and conditions set forth herein, and the Credit Parties have agreed to comply with such terms and conditions.

      NOW, THEREFORE, in consideration of the foregoing,  and for other good and
valuable   consideration,   the  receipt   and   adequacy  of  which  is  hereby
acknowledged, the parties hereto hereby agree as follows:

      1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Senior Credit Agreement. The following terms in the Agreement shall have the following meanings:

           "Blockage Period" means that period of time commencing on the date that Subordinated Lender receives notice from Senior Lender of the occurrence of a Default under the Senior Credit Agreement and ending on the earlier of (i) the date such Default shall have been cured or waived in writing by Senior Lender in its sole discretion, (ii) the date 180 days from the date of Subordinated Lender's receipt of such notice, or (iii) the Termination Date. Notwithstanding anything to the contrary herein, no more than 180 days in any 365-day period may fall within one or more Blockage Periods.

           "Consolidated Interest Expense" means, for any fiscal period, the aggregate amount of all costs, fees and expenses, including capital expenses, paid by the Credit Parties on a consolidated basis in such fiscal period which are classified as interest expense on the Borrower's consolidated financial statements.


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


           "Guarantors" means any person or entity whether one or more, now or hereafter guaranteeing payment in full or in part of Senior Debt to Senior Lender or pledging any collateral as security therefor.

           "Lien Enforcement Action" shall mean any action, whether legal, equitable, judicial, non-judicial, or otherwise, to enforce any assignment, lien, security interest, or other encumbrance now or in the future securing all or any Subordinated Debt, including, without limitation, exercise of any assignments of production or the right to receive proceeds thereof, division orders or letters in lieu of division orders, any repossession, foreclosure, public sale, private sale, or retention of all or any part of the Collateral for the Subordinated Debt.

           "Senior Debt" means all indebtedness, liabilities, and obligations of every kind or nature, absolute or contingent, now existing or hereafter arising, of the Credit Parties owed to Senior Lender under the Senior Note and other Senior Loan Documents, including, without limitation, the principal of, and interest on (including any interest accruing after the commencement of any bankruptcy, insolvency, or similar proceeding with respect to any Credit Party whether or not allowed as a claim in such proceeding) all loans, and letters of credit reimbursement obligations, and all derivative obligations, premiums, fees, charges, expenses, and indemnities arising under or in connection with the Senior Loan Documents as same may be amended, modified, extended or restated from time to time (to the extent any such amendment or modification is not in violation of the terms of this Agreement).

           "Senior Lender" means the Administrative Agent, the financial institutions party to the Senior Loan Documents, their affiliates, successors and assigns, and any person or entity who refinances or refunds all or any portion of the Senior Debt.

           "Senior Loan Documents" means the Senior Credit Agreement and the Loan Documents entered into in connection therewith as same may be amended or modified from time to time (to the extent any such amendment or modification is not in violation of the terms of this Agreement).

           "Senior Note" means that certain promissory note dated of even date herewith in the original principal amount of $20,000,000, executed by Borrower in favor of Wells Fargo Bank Texas, N.A., as such note may from time to time be supplemented, amended or modified, and all other notes given in substitution therefor or in modification, renewal or extension thereof in whole or in part.

           "Subordinated Debt" means all indebtedness and other obligations now and from time to time hereafter owing by the Credit Parties to Subordinated Lender, including, without limitation, the indebtedness and obligations evidenced by the Subordinated Credit Agreement, the Subordinated Note, Subordinated Security Agreements, Warrant and Warrant Purchase Agreement, including principal, interest, fees, brokers fees for sale of any Credit Party's property and charges and all other present or future liabilities, indebtedness, or obligations of any Credit Party to Subordinated Lender as same may be amended, modified, extended or restated from time to time. Notwithstanding anything to the contrary herein, Subordinated Debt shall not include any amounts received by Subordinated Lender in repayment of the Indebtedness evidenced by that certain Promissory Note in the principal face amount of $15,000,000.00 dated August 30, 2001 executed by STP, Inc. to the order of Subordinated Lender or the $600,000 consideration received by Subordinated Lender for waiving its rights to receive a net profits interest in certain oil and gas properties as set forth in Section 2.11 of that certain Credit Agreement dated August 30, 2001 by and between STP, Inc. and Subordinated Lender.

           "Subordinated Lender" means Subordinated Lender, its successor and assigns, including any person or entity who refinances or refunds all or any portion of the Subordinated Debt.


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


           "Subordinated Loan Documents" means the Subordinated Credit Agreement and the Loan Documents (as defined in the Subordinated Credit Agreement) entered into in connection therewith as the same may be amended or modified from time to time.

           "Subordinated Note" means that certain promissory note dated of even date herewith, executed by Borrower in favor of Subordinated Lender.

           "Subordinated   Security  Agreements"  means  any  and  all  security
agreements, mortgages, assignments, or pledges from the Credit Parties in favor of Subordinated Lender securing all or any portion of the Subordinated Debt.

      2. Subordination to Senior Debt. Notwithstanding any other provision of any note, document, or instrument executed by any Credit Party in connection therewith, or any Collateral now or hereafter securing the same, all Subordinated Debt is and shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to the prior indefeasible payment in full of all Senior Debt. Except as and to the extent provided in
Section 4 below, Subordinated Lender will not ask, demand, sue for, take, or receive from any Credit Party, by set-off or in any other manner, direct or indirect payment (whether in cash or property) of the whole or any part of the Subordinated Debt, or any transfer of any property in payment of or as security therefor, unless and until Senior Lender has no further commitment to extend any credit to Borrower pursuant to the terms of the Senior Credit Agreement and all Senior Debt has been paid in full (or with respect solely to LC Obligations shall be cash collateralized on a dollar for dollar basis).

      3. Distributions in Liquidation and Bankruptcy. In the event of any distribution, division, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of any Credit Party or the proceeds thereof (including any assets now or hereafter securing any Subordinated Debt) to creditors of such Credit Party or upon any indebtedness of such Credit Party, as a result of the liquidation, dissolution, or other winding up, partial or complete, or any Credit Party, or as a result of any receivership, insolvency, or bankruptcy proceeding, or assignment for the benefit of creditors or marshaling of assets, or as a result of any proceeding by or against any Credit Party for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, arrangements, reorganizations, compositions, or extensions, or as a result of the sale of all or substantially all of the assets of any Credit Party, then and in any such event:

           (a) Senior Lender shall be entitled to receive payment in full of all Senior Debt before Subordinated Lender shall be entitled to receive any payment or other distributions on, or with respect to, the Subordinated Debt;

           (b) Any payment or distribution of any kind or character, whether in cash, securities, real, personal, mixed or other property, which but for these provisions would be payable or deliverable upon or with respect to the Subordinated Debt, shall instead be paid or delivered directly to Senior Lender for the benefit of the holders of the Senior Debt for application on the Senior Debt, whether then due or not due, until the Senior Debt shall have first been fully and indefeasibly paid in full and Senior Lender shall have no further commitment to extend any credit to Borrower;

           (c) Subordinated Lender shall duly and promptly take such action as may reasonably be requested by Senior Lender to assist in the collection of the Subordinated Debt for the account of any holder of the Senior Debt, including, without limitation, the filing of appropriate proofs of claim with respect to the Subordinated Debt and the voting of such claims;


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


           (d) In the event that Subordinated Lender shall not have filed a claim in any bankruptcy, insolvency, or similar proceeding with respect to any Credit Party at least sixty (60) days prior to the expiration of the time to file such claims, then Senior Lender, on behalf of Subordinated Lender, shall be authorized to file a claim with respect to the Subordinated Debt; and

           (e) Should any direct or indirect payment be made to Subordinated Lender upon or with respect to the Subordinated Debt prior to the payment in full of the Senior Debt as provided herein, Subordinated Lender will forthwith deliver the same to Senior Lender in precisely the form received (except for the endorsement or assignment by Subordinated Lender where necessary) for application on the Senior Debt, whether then due or not due. Until so delivered, the payment or distribution shall be held in trust by Subordinated Lender as property of the holders of the Senior Debt. In the event of failure of Subordinated Lender to make any such endorsement or assignment, Senior Lender and each of its officers and employees are hereby irrevocably authorized to make the same.

      4.   Permitted Payments and Borrowing Base Determinations.

           (a) Subordinated Lender shall not receive or accept any payment from any Credit Party with respect to the Subordinated Debt including without limitation payment of principal, default interest, or other fees and expenses unless such payments are approved in writing by the Administrative Agent; provided, Subordinated Lender may receive from Borrower the Warrant (as defined in the Subordinated Credit Agreement) and so long as no Blockage Period exists, Borrower may pay and Subordinated Lender may accept regularly scheduled interest payments equal to (i) all interest accruing on the principal evidenced by the Subordinated Note, (ii) all facility fees, (iii) all commitment fees and (iv) all fees related to an increase in the borrowing base established in the Subordinated Credit Agreement pursuant to the terms of the Subordinated Credit Agreement. In the event Subordinated Lender receives any payment on the Subordinated Debt in violation of the foregoing, Subordinated Lender will hold any such payment in trust for Senior Lender and forthwith turn it over to Senior Lender, in precisely the form received (except for the endorsement or assignment by Subordinated Lender where necessary), for application on the Senior Debt, whether then due or not due. In the event of failure of Subordinated Lender to make any such endorsement or assignment, Senior Lender and each of its officers and employees are hereby irrevocably authorized to make the same.

           (b) Subordinated Lender agrees that it shall not set the Borrowing Base under the Subordinated Credit Agreement above the Approved Mezzanine Borrowing Base, and shall not honor any requests by Borrower for an "Advance" which, if made, would cause the sum of all outstanding Advances to exceed the "Commitment Limit" (as such capitalized terms are defined in the Subordinated Loan Documents).

      5.   Modifications.

           (a) Subordinated Lender covenants and agrees not to modify or amend, or to permit the modification or amendment of, any of the Subordinated Loan Documents without the prior written consent of the Administrative Agent, on behalf of Senior Lender, other than:

           (i) any and all ratifications, amendments, supplements or other modifications of, or additions to, any of the security documents securing the Subordinated Debt to the extent that any of the foregoing arises under the provisions of Section 5.8 of the Subordinated Credit Agreement, and so long as any liens, security interests or rights with respect to such ratification, amendment, supplement, modification or addition are and remain


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


           subordinate  to   the  liens,    security   interest  and  rights  of
           Administrative Agent or the Senior Lenders;

           (ii)   releases of collateral granted by Subordinated Lender;

           (iii) any increase in the fee applicable to increases in the Borrowing Base (as defined in the Subordinated Credit Agreement) provided, any increase in the commitment fee to the extent the corresponding fee in the Senior Loan Documents has been increased by a similar or greater amount; and

           (iv)   any  increase  in  the  Facility   Rate  (as  defined  in  the
           Subordinated Credit Agreement) to the extent that the Applicable Margin has been increased by a similar or greater amount;

           provided that the Administrative Agent shall not unreasonably withhold its consent to any such other modification or amendment of any of the Subordinated Loan Documents if such modification or amendment: (A) would be made at a time when no "Default" or "Event of Default" has occurred and is continuing or would be caused thereby (as defined in the Senior Credit Agreement), and (B) would not adversely affect the position of Administrative Agent or Senior Lender with respect to either the subordination provisions of this Agreement or have a material adverse effect on the rights or interests of the Administrative Agent or Senior Lender; provided further that this Subsection 5(a) shall not be deemed to limit the ability of Subordinated Lender to forbear, grant temporary waivers, to give consents, to take unilateral actions contemplated by the terms of the Subordinated Loan Documents or to take other actions with respect to the Subordinated Loan Documents to the extent not in violation of the terms of this Agreement which do not have the effect of amending or modifying the terms of the Subordinated Loan Documents.

           (b) Administrative Agent and Senior Lender may modify or amend any of the Senior Loan Documents without the prior written consent of Subordinated Lender, except as specifically set forth below with respect to the Senior Credit
Agreement:

                  (i) any extension of the Termination Date to a date later than three years and thirty (30) days following the Closing Date;

                  (ii) any increase in the Maximum Loan Amount to more than $20,000,000;

                  (iii) any increase in the fee applicable to increases in the Borrowing Base to a percentage more than 1% or increase in the fee applicable to the commitment fee to a percentage more than 1% when the Effective Amount is greater than 50% of the Borrowing Base amount and to a percentage not more than 0.50% when the Effective Amount is equal to or less than 50% of the Borrowing Base;

                  (iv) any releases of Mortgaged Properties with an aggregate market value in excess of $250,000 during any Borrowing Base Period;

                  (v) any increase in the Applicable Margin by more than 200 basis points above the amounts set forth on the Pricing Grid;

                  (vi)   any modification to the following financial covenants:


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                         (x)   any change in minimum Consolidated  Tangible  Net
                         Worth that would result in a calculated amount less than zero (i.e., negative net worth),

                         (y) any change in the ratio of Total Consolidated Funded Debt to EBITDA ratio beyond 6.0:1.0, or

                         (z) any change in the ratio of Current Consolidated Assets to Current Consolidated Liabilities to less than 0.50; and

                  (vii) any modification in the definitions of Termination Date, Maximum Loan Amount, Applicable Margin, Pricing Grid, Consolidated Tangible Net Worth, Effective Amount, EBITDA, Consolidated Interest Expense, Current Consolidated Assets, Current Consolidated Liabilities, Consolidated Net Income or Total Consolidated Funded Debt (other than as expressly permitted under this Subsection 5(b));

provided that, the Subordinated Lender shall not unreasonably withhold its consent to any such modification or amendment of the Senior Credit Agreement above if such modification or amendment: (A) would be made at a time when neither an Event of Default (as defined in the Subordinated Loan Agreement) nor an Unmatured Event of Default (as defined in the Subordinated Loan Agreement) has occurred and is continuing or would be caused thereby, and (B) would not adversely affect the position of Subordinated Lender with respect to either the subordination provisions of this Agreement or have a material adverse effect on the rights or interests of the Subordinated Lender; provided further that this Subsection 5(b) shall not be deemed to limit the ability of Administrative Agent or the Senior Lender to forbear, grant temporary waivers, to give consents, to take unilateral actions contemplated by the terms of the Senior Loan Documents or to take other actions with respect to the Senior Loan Documents to the extent not in violation of the terms of this Agreement which do not have the effect of amending or modifying the terms of the Senior Loan Documents.

      6.   Limitation on Acceleration or Exercise of Remedies.

           (a)    Except as  set  forth  below  in  Subsection 6(b)  during  any

Blockage Period, Subordinated Lender shall be prohibited from taking any action towards the collection of the Subordinated Debt or the payment of any other amounts in respect of the Subordinated Debt, including without limitation
(i) accelerating the maturity of the Subordinated Debt, (ii) suing for payment of the Subordinated Debt (including, without limitation, the commencement or joining with any other creditors of any Credit Party in the commencement of any bankruptcy, reorganization, receivership, or insolvency proceeding of any Credit Party), except as provided in Section 7 below, (iii) exercising any right of set-off for the collection of any amounts due in respect of the Subordinated Debt, or (iv) commencing or prosecuting a Lien Enforcement Action. Any Lien Enforcement Action taken by Subordinated Lender shall be expressly undertaken, prosecuted, settled, compromised, or otherwise effected at all times subject to the senior and prior rights of the Senior Lender in and to any such Collateral, and all such Collateral or proceeds thereof, or rights obtained with respect thereto, shall be subject to the senior and prior rights of Senior Lender.

           (b) Notwithstanding anything in Subsection 6(a) to the contrary, during any Blockage Period, the Subordinated Lender may (i) declare any default pursuant to the terms of the Subordinated Credit Agreement, (ii) accrue interest at the default rate of interest as set forth and pursuant to the terms of the Subordinated Credit Agreement, and (iii) file proofs of claim to the extent necessary to protect that status of the Subordinated Lender's claims.


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


      7. Bankruptcy. Until Senior Lender has no further commitments to lend to Borrower and the Senior Debt shall have been indefeasibly paid in full, during any Blockage Period Subordinated Lender may not, without the prior written consent of Senior Lender, commence, or join with any other person or entity in commencing, any proceeding against any person or entity with respect to the Subordinated Debt under any bankruptcy reorganization, readjustment of debt, dissolution, receivership, liquidation, or insolvency law or statute now or hereafter in effect in any jurisdiction. Subordinated Lender authorizes Senior Lender as its attorney-in-fact to vote and prove the Subordinated Debt in any of the above-described proceedings or in any meeting of creditors of any Credit Party related thereto.

      8. Continuing Subordination. The subordination effected by these provisions is a continuing subordination and may not be modified or terminated by Subordinated Lender or any other holder of any Subordinated Debt until Senior Lender has no further commitments to lend to Borrower and all of the Senior Debt shall have been indefeasibly paid in full. At any time and from time to time, without consent of or notice to Subordinated Lender or any other holder of Subordinated Debt, and without impairing or affecting the obligations of any of them hereunder:

           (a)    Senior Lender  may  exercise or  refrain from   exercising any
rights under the Senior Loan Documents, or any other agreement, instrument, or document relating to the Senior Debt;

           (b) The maturity of the Senior Debt may be accelerated, and any Collateral security therefor or any other rights or Senior Lender may be exchanged, sold, surrendered, released, or otherwise dealt with, in accordance with the terms of any present or future agreement with any Credit Party and any other agreement of subordination (and the debt covered thereby) may be surrendered, released, or discharged; and

           (c) Any person or entity liable in any manner for payment of any Senior Debt may be released by holders of Senior Debt.

      9. Waivers. Subordinated Lender hereby waives, and agrees not to assert: (a) any right, now or hereafter existing, to require Senior Lender to proceed against or exhaust any Collateral at any time securing the Senior Debt, or to marshal any assets in favor of Subordinated Lender or any other holder of Subordinated Debt; and (b) any notice of the incurrence of Senior Debt, it being understood that Senior Lender may, in reliance upon these subordination provisions, make advances under the Senior Loan Documents, or any other agreement, document, or instrument now or hereafter relating to the Senior Debt, without notice to or authorization of Subordinated Lender.

      10. Lien Subordination and Standby. Any lien, security interest, encumbrance, charge, or claim of Subordinated Lender on any assets or property of any Credit party or any proceeds or revenues therefrom which Subordinated Lender may have at any time as security for any Subordinated Debt shall be, and hereby is, subordinated to all liens, security interests, or encumbrances now or hereafter granted to Senior Lender by such Credit Party or by law, notwithstanding the date or order of attachment or perfection of any such lien, security interest, encumbrance, or claim or charge or the provision of any applicable law. During any Blockage Period, whether one or more, Subordinated Lender agrees that Subordinated Lender will not assert or seek to enforce against any Credit Party any interest of Subordinated Lender in any and all Collateral for the Subordinated Debt and that Senior Lender may dispose of any or all of the Collateral for the Senior Debt free of any and all security interests and liens, including, but not limited to, security interests and liens created in favor of Subordinated Lender through judicial or nonjudicial proceedings, in accordance with applicable law, including taking title, after notice to Subordinated Lender. Subordinated Lender agrees that any such sale or other disposition by Senior


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


Lender of so much of the Collateral for the Senior Debt as is necessary to satisfy in full all of the principal of, interest on and reasonable costs of collection of the Senior Debt shall be made free and clear of any security interest and liens granted to holder provided the entire proceeds (after deducting reasonable expenses of sale) are applied in reduction of the Senior Debt. Consistent with the foregoing, upon Senior Lender's request, Subordinated Lender shall execute and deliver any releases or other documents and agreements that Senior Lender, in its reasonable discretion, deems necessary to dispose of the Collateral for the Senior Debt free of Subordinated Lender's interest in same. Subordinated Lender retains all of its rights as a junior secured creditor with respect to the surplus, if any, arising from any such disposition of the Collateral for the Senior Debt.

      11. Subrogation. Until Senior Lender has no further commitments to extend credit to Borrower and the Senior Debt shall have been indefeasibly paid in full, Subordinated Lender hereby waives all rights of subrogation with respect to the rights of Senior Lender to receive payments or distributions and with respect to any rights to any Collateral for the Senior Debt. Upon payment in full of the Senior Debt, Subordinated Lender shall be subrogated to the extent permitted by law, to all rights of the holders of Senior Debt.

      12. Subordination Not Impaired by Borrower. No right of any holder of Senior Debt to enforce the subordination of the Subordinated Debt shall be impaired by any act or failure to act by any Credit Party or by such Credit Party's failure to comply with these provisions.

      13. No Third Party Beneficiaries. This Agreement is not intended to give or confer any rights to any person other than the holders of the Senior Debt. No other party, including any Credit Party, is intended to be a third party beneficiary of this Agreement.

      14. Representations and Warranties. Subordinated Lender hereby represents and warrants that: (a) the execution and delivery of this Agreement and the performance by Subordinated Lender of its obligations hereunder have received all necessary approvals, corporate or otherwise, and do not and will not contravene or conflict with any provision of law or any provision of any indenture, instrument, or other agreement to which Subordinated Lender is a party or by which it or its property may be bound or affected; (b) Subordinated Lender has full power, authority, and legal right to make and perform this Agreement; (c) Subordinated Lender has not assigned or transferred any indebtedness owing by any Credit Party or any of the Collateral of the Subordinated Debt and Subordinated Lender will not assign or transfer same without at least ten (10) days' prior written notice to Senior Lender; and (d) this Agreement is the legal, valid, and binding obligation of Subordinated Lender, enforceable against Subordinated Lender in accordance with its terms.

      15. No Waiver. No failure on the part of Senior Lender to exercise, no delay in exercising, and no course of dealing with respect to any right or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any right or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right or remedy. This Agreement may not be amended or modified except by written agreement of Senior Lender, Subordinated Lender, Borrower and Guarantors, and no consent or waiver hereunder shall be valid unless in writing and signed by Senior Lender.

      16. Successor and Assigns. This Agreement, and the terms, covenants, and conditions hereof, shall be binding upon and inure to the benefit of the
parties  hereto,   and  their  respective  heirs,   personal   representatives,
successors, and assigns.

      17.  Arbitration.   The  Parties  hereto  incorporate  by  reference   the
Arbitration provisions set forth in Section 11.19 of the Senior Credit Agreement. Any and all Disputes shall be resolved by the terms thereof.

      18. GOVERNING LAW. THIS AGREEMENT WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS.


      IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                               ADMINISTRATIVE AGENT AND SENIOR LENDER:
                               --------------------------------------


                               WELLS FARGO BANK TEXAS, N.A.,
                               a national banking association



                               By:        /s/ J. Alan Alexander, Jr.
                                    --------------------------------------
                                    J. Alan Alexander, Jr.
                                    Vice President





                               SUBORDINATED LENDER:
                               -------------------


                               WELLS FARGO ENERGY CAPITAL, INC.,
                               a Texas corporation



                               By:        /s/ Clayton Taylor
                                    --------------------------------------
                                    Clayton Taylor
                                    Assistant Vice President

      The undersigned, being the Credit Parties referred to in the foregoing Subordination Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, (iii) agrees to and with the Senior Lender that is shall make no payments on the Subordinated Debt that the Subordinated Lender would not be entitled to receive under the provisions of the Subordination Agreement, (iv) agrees that any such payment will constitute a default under the Senior Loan Documents, and (v) agrees to mark its books conspicuously to evidence the subordination of the Subordinated Debt affected hereby.



                               QUEST RESOURCE CORPORATION,
                               a Nevada corporation



                               By:  /s/ Douglas L. Lamb
                                   ---------------------------------------
                                    Douglas L. Lamb
                                    President



                               By:  /s/ Jerry D. Cash
                                   ---------------------------------------
                                    Jerry D. Cash
                                    Treasurer and Chief Financial Officer






                               QUEST OIL & GAS CORPORATION,
                               a Kansas Corporation



                               By:  /s/ Douglas L. Lamb
                                   ---------------------------------------
                                    Douglas L. Lamb
                                    President



                               By:  /s/ Jerry D. Cash
                                   ---------------------------------------
                                    Jerry D. Cash
                                    Treasurer and Chief Financial Officer

                               PONDEROSA GAS PIPELINE COMPANY, INC.,
                               a Kansas Corporation



                               By:  /s/ Douglas L. Lamb
                                   ---------------------------------------
                                    Douglas L. Lamb
                                    President



                               By:  /s/ Jerry D. Cash
                                   ---------------------------------------
                                    Jerry D. Cash
                                    Treasurer and Chief Financial Officer






                               STP CHEROKEE, INC.,
                               an Oklahoma Corporation



                               By:  /s/ Douglas L. Lamb
                                   ---------------------------------------
                                    Douglas L. Lamb
                                    President



                               By:  /s/ Jerry D. Cash
                                   ---------------------------------------
                                    Jerry D. Cash
                                    Treasurer and Chief Financial Officer